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                                                                   EXHIBIT 10.16
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[OCLI LOGO]
2000 MANAGEMENT INCENTIVE PLAN                                            Page 1
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OBJECTIVES

The objectives of the Optical Coating Laboratory, Inc. (OCLI) Fiscal Year 2000 Management Incentive Plan (MIP) are:

       - To motivate key managers and employees of OCLI and its subsidiaries to achieve Fiscal Year (FY) 2000 financial objectives; and

       - To reward key managers and employees of OCLI and its subsidiaries who contribute significantly towards the achievement of OCLI's financial and operational objectives.

PLAN PRINCIPLES AND DESIGN

The MIP is designed so that achievement of Plan goals offers participants competitive compensation for the at-risk portion of their total compensation. Surpassing Plan goals and delivering outstanding results offers participants the opportunity to earn a substantially higher bonus. The Plan is written to support the company's financial goals. There are quarterly and annual financial goals, matching those in the 2000 Annual Operating Plan (AOP), which total 100% of the target bonus opportunity. 50% of the target bonus opportunity will be based on Company Operating Profits (COP). This is an annual target with a possible prepayment of up to 10% of the overall target bonus opportunity prepaid each of the first 3 quarters for 100% plan attainment. The fourth quarter 10% opportunity will be paid at the time the annual payment is made. 50% of the target bonus opportunity will be eligible to be paid annually based on Return on Net Assets (RONA).

The bonus awards are calculated quarterly and annually based on OCLI's and the Divisions' financial results. The plan year is defined as the fiscal year beginning November 1, 1999 and ending October 29, 2000.

ELIGIBILITY

Employees in Salary Grades 65 and above, or equivalent, are eligible to participate in the MIP. MIP participants are eligible for "Superior Merit" bonuses. Concurrent participation in any other type of bonus program requires the approval of the Plan Administrator.


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[OCLI LOGO]
2000 MANAGEMENT INCENTIVE PLAN                                            Page 2
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BONUS OPPORTUNITY

The bonus opportunity for each participant is determined by salary grade (or equivalent for some subsidiaries) as a percentage of base salary.

BONUS PAYMENTS

Quarterly bonus award payments will be approved by the CFO and the Director of Human Resources following a review of the quarterly results by the Finance and Accounting Department. Quarterly bonus payments will be paid within 10 working days of the quarterly financial announcements.

Annual bonus award payments will be approved by the Plan Administrator following the certification of OCLI's Consolidated Financial Statements by an independent auditor. Payments will be distributed to eligible participants by the 15th of January, 2001.

ADMINISTRATION

The Human Resources Department, in coordination with and after receiving the results from the Finance & Accounting Department, will administer the MIP under the direction of the CEO of OCLI (Plan Administrator).

Employees who are newly hired into eligible positions will receive pro rata bonus awards based on the number of weeks of the plan year or quarter the employee is in the eligible position. Employees who are promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive bonus awards based on their eligibility status, rate, and division as of the last day of the quarter. The annual payment will be prorated based on the eligibility status, rate and division as of the end of each of the year's quarters. Retroactive salary adjustments will not result in retroactive MIP payment adjustments. Bonuses for any employees of acquisitions made during the plan year will be determined separately.


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[OCLI LOGO]
2000 MANAGEMENT INCENTIVE PLAN                                            Page 3
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In addition, participants who leave OCLI during the plan year under any of the following conditions may be eligible for pro rata bonus awards:

~ participants who retire under the provisions of one of the Company's retirement plans or the Social Security Act; or

~ a disabled participant or the spouse or legal representative of a deceased participant.

Participants leaving the Company under any conditions other than those outlined above are not eligible for bonus awards for the plan quarter or year in which they leave.

AMENDMENTS

The Board of Directors of OCLI reviews the Company's incentive compensation plans annually to ensure equity both within the Company and in relation to current economic conditions. The Board of Directors reserves the right to amend, suspend, terminate or make exceptions to this plan at any time. The effects of any unusual and material accounting or non-recurring transactions may be excluded from the bonus calculations by the Plan Administrator with the approval of the Board of Directors.

The objective of the MIP is to motivate key managers and employees of OCLI and its subsidiaries to achieve the performance objectives stated in the AOP. The AOP is constructed to implement a strategy approved by the Senior Management Team. Therefore, a major change to any strategic assumption will result in the restatement of the AOP and MIP performance objectives. Actual results and planned results will be prepared using fully consistent accounting principles.